EXHIBIT 99

[McDONALD'S LOGO]

McDonald's revitalization plan

Dear investor:

In 2003, McDonald's embarked on a new strategic course, reflecting a fundamental change in our approach to growing the business. Previously, we emphasized adding new restaurants. Today, our emphasis is on building sales at existing restaurants.

Consistent with this strategic shift, we reduced our capital spending and intend to spend less than in the past. This will enable us to return a sizeable amount of cash to shareholders through dividends and share repurchases.

We've aligned our global System around a common mission with a common set of customer-focused, goal-oriented actions. We call it McDonald's Plan to Win. It's based on the five drivers of exceptional customer experiences—people, products, place, price and promotion.

By consistently delivering on all five drivers, we will achieve our key objectives. We will attract new customers, encourage existing customers to visit us more often, build brand loyalty and, ultimately, create enduring profitable growth for the Company, the System and our shareholders.

Our near-term goals are to fortify the foundation of our business through operations excellence and leadership marketing and to lay the pipeline for long-term innovation. Attaining these goals will enable McDonald's to deliver consistent, reliable top-line and bottom-line growth and improve returns on invested capital.

More specifically, for 2005 and beyond, McDonald's is targeting annual Systemwide sales growth of 3 percent to 5 percent. Of this, approximately 1 to 3 percentage points will come from increased sales at existing restaurants, and up to 2 percentage points will come from new restaurants. We also are targeting annual growth in operating income of 6 percent to 7 percent and annual returns on incremental invested capital in the high teens.

This is the new McDonald's—the McDonald's for the 21st century. We have a new strategic plan and a new disciplined approach to running the business. We have set realistic goals for reliable, predictable financial performance.

I am energized by our progress and have every confidence that we will achieve our targets and build value for shareholders.

Very truly yours,

Jim Cantalupo
 Chairman and Chief Executive Officer, Shareholder
McDonald's Corporation
October 29, 2003

About McDonald's

McDonald's is the world's leading food service organization. The Company operates and franchises more than 30,000 McDonald's restaurants in 119 countries on five continents. These restaurants generate about $15 billion in revenues annually for the Company. On a typical day, the McDonald's System serves 47 million customers.

        For additional perspective, approximately 65 percent of McDonald's restaurants and about 75 percent of the revenues from McDonald's restaurants are in the United States and Europe.

        McDonald's has the benefits that come with scale and a strong financial position. We own one of the world's most recognized and respected brands. We have an unparalleled global infrastructure and competencies in restaurant operations, real estate, retailing, marketing and franchising. We are a leader in the area of social responsibility. We also generate substantial amounts of cash. Cash from operations averaged more than $2.8 billion during the past five years and exceeded capital expenditures annually since 1991.

        At the same time, McDonald's is a local business. Our restaurants are part of the neighborhoods in which they are located, and our owner-operators and local restaurant management teams and staffs typically live in the communities in which they work.

OUR GOALS

The opportunity

According to Euromonitor, the global food service industry is projected to grow by more than $200 billion in the four-year period ending December 2006. McDonald's is uniquely suited to tap into this growing eating-out demand around the world.

The objectives

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To attract new customers

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To encourage existing customers to visit us more often

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To build brand loyalty

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To create enduring profitable growth

The targets set in April 2003

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Improve the trends in comparable sales and margins and create momentum toward sustainable, profitable performance during 2003 and 2004.

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Achieve annual Systemwide sales growth of 3 percent to 5 percent in 2005 and beyond.

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Achieve annual operating income growth of 6 percent to 7 percent starting in 2005.

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Achieve annual returns on incremental invested capital in the high teens in 2005 and beyond.

THE REVITALIZATION PLAN

Key strategies

Right the ship—returning McDonald's to the operational excellence and leadership marketing for which we were once famous.

Align the System around McDonald's Plan to Win—revitalizing the brand and becoming more relevant to a broader group of people by consistently delivering on the drivers of exceptional customer experiences.

Manage for financial strength—reducing capital spending compared with 2002 and using the money remaining after capital expenditures to pay down debt and return cash to shareholders.

No one strategy alone is enough. They are synergistic. They are designed to work together to enable McDonald's to achieve the reliable top- and bottom-line growth and improved returns that we are targeting for 2005 and beyond.

Right the ship

Our first priority is to improve restaurant operations and create marketing that resonates with people around the world.

        Our food must consistently taste good, our service must be consistently fast and accurate, the ambience in our restaurants must be consistently contemporary and welcoming, and our customers' experiences must be consistently top notch. We intend to achieve this each and every day in all 30,000 McDonald's restaurants around the world.

We are making progress

When we announced our revitalization plan in April 2003, we indicated that it would take 12 to 18 months to execute our plan. As of the writing of this brochure, we are more than six months into the execution of that plan.

        We have made improvements in the taste of our core menu and have a number of new products that are resonating with customers. For example, we have added more food choices to our Happy Meal offerings—choices that appeal to moms as well as kids. We've introduced Premium Salads in the U.S., McGriddles breakfast sandwiches in the U.S. and Canada, and a Salads Plus Menu in Australia. On a broader level, we are in the early stages of taking a global, cross-functional approach to menu management. We are creating menu management centers around the world that will use a consistent consumer-driven process to develop world-class products that leverage our size and our scale.

        We also have become more disciplined in how we monitor and measure the performance of our restaurants. We are rating our restaurants during announced and unannounced operations reviews, as well as during mystery shops where third parties evaluate the McDonald's experience from a customer's perspective. We are using this information to identify what each restaurant needs to do to better satisfy its customers. We are also rolling out hospitality training for our restaurant staffs. We not only want to serve our customers great food; we want to do so quickly and with a smile.

        In addition, we are differentiating McDonald's by creating a more relevant restaurant environment. This includes reimaging some of our restaurants to create a more welcoming, contemporary ambience as well as testing new ideas—such as providing wireless internet access in our restaurants to attract customers who want to stay "connected."

        At the same time, we are reasserting our marketing leadership. We have unveiled a new creative brand direction centered on the theme—"i'm lovin' it." This new brand direction is designed to connect with customers around the world and will serve as the strategic framework for our worldwide marketing and advertising campaigns.

        Our many actions are starting to pay off. Customers are beginning to notice the difference, and we've experienced significant improvements in sales generated at our existing restaurants in the U.S. during the past six months.

        We are encouraged by our progress. Yet, we still have a lot of work to do. It's all about consistency—grinding it out each and every day. It's not going to be easy .. . . but we're up to the challenge.

Align the System around McDonald's Plan to Win

The "new" McDonald's is energized and aligned around the things that matter most—the five drivers of exceptional customer experiences. These drivers form the basis of McDonald's Plan to Win.

        By consistently delivering on all five drivers—People, Products, Place, Price and Promotion—we will create enduring profitable growth for McDonald's global business.

[PICTURE]

People—
SERVICE, HOSPITALITY, PRIDE

Our restaurant staffs are responsible for delivering exceptional customer experiences.

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WE WILL DO A BETTER JOB OF STAFFING OUR RESTAURANTS DURING BUSY PERIODS AND OF TRAINING AND REWARDING OUR PEOPLE TO DELIVER OUTSTANDING SERVICE.

We are speeding up service by simplifying the restaurant environment for our staffs and our customers. More visual menu boards make it easier for customers to order, and the elimination of certain sizes and slow-selling items improve the efficiency of our staffs.

We are ensuring that our restaurant staffs are focused on being friendly, as well as fast, with hospitality training. We want our customers to feel like valued guests and happy that they chose McDonald's.

We are providing cost-efficient, relevant training for our worldwide workforce. We've introduced an interactive, customer service e-learning tool for our restaurant staffs, many of whom have grown up with computers.

MEASURES include increases in speed-of-service and friendliness scores, and a reduction in service-related complaints.

[PICTURE]

Products—
QUALITY, TASTE, CHOICE

Great-tasting food is what it's all about

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WE TAKE GREAT PRIDE IN THE QUALITY OF THE FOOD THAT WE SERVE.

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WE ALSO ARE BEING RESPONSIVE TO CHANGING TASTE PREFERENCES AND THE GROWING INTEREST IN PREMIUM PRODUCTS AND WHOLESOME FOOD CHOICES.

We are satisfying customers' desire for premium products at affordable prices. Our McGriddles sandwiches in the U.S. and Canada feature breakfast foods—such as sausage, eggs and cheese—served between two hotcakes, which have the taste of maple syrup baked right in. In the U.K., France, Italy and Belgium, our menu includes the McChicken Premiere, a zesty chicken breast filet served on a focaccia bun.

We are giving our Happy Meal customers more choices. In the U.K., Happy Meal offerings include Chicken Selects and no-sugar-added fruit drinks, and for an additional 59 pence, customers can add a dessert—such as fruit slices—to their purchase. In the U.S., juices and low-fat milk currently are available, and Chicken McNuggets made with white meat will be available throughout the U.S. and Canada before year end.

We are addressing the desire for foods that fit into today's lifestyles. In the U.S., we are appealing to adults with our delicious line of Premium Salads, which are served with slices of warm, juicy chicken breast meat and one of several Newman's Own all-natural salad dressings. In Australia, our new Salads Plus Menu features eight products, all of which have 10 grams or less of fat.

MEASURES include improvements in hot and fresh food scores.

[PICTURE]

Place—
CLEAN, RELEVANT, MODERN

Making McDonald's a destination

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WE INTEND TO MAKE McDONALD'S A PLACE CUSTOMERS SEEK OUT BECAUSE IT SERVES THE FOOD THEY WANT IN A CONTEMPORARY, WELCOMING ENVIRONMENT THEY WANT TO BE IN—WHETHER DINING ALONE, WITH FRIENDS OR WITH FAMILY.

We're cleaning up our act! Not only does cleanliness influence one's choice of where to eat, having clean restaurants does not require capital investments. We intend to once again make McDonald's the gold standard for cleanliness. We've recalibrated our standards and are consistently enforcing them.

We are differentiating McDonald's by creating more relevant experiences. We're allowing customers with laptops to connect to the internet using wireless technology at some of our restaurants. We have "hot spot" pilot programs in about 25 countries.

We are giving customers more reasons to visit McDonald's. For example, we are incorporating a McCafé into restaurants where it makes sense. McCafé—a McDonald's coffee concept with a distinct adult appeal—has proven to be a great investment when added in the right location. Here, customers can enjoy premium coffees, pastries and muffins—all at a value price compared with typical coffeehouses.

We are giving McDonald's a fresh edge by renovating, rebuilding and even relocating some of our restaurants. Experience in New Zealand and France, countries where we have had a concerted reimaging effort, has shown that a fresh, sophisticated—albeit family-friendly—environment can generate increases in sales and profits.

MEASURES include a return to an all-time high in cleanliness scores.

[PICTURE]

Price—
PRODUCTIVITY, VALUE

Affordable for customers; profitable for the System

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WE WILL CONTINUE TO CREATE COST EFFICIENCIES IN ORDER TO SUPPORT GREAT VALUES FOR OUR CUSTOMERS.

We are providing values that appeal to a broad spectrum of customers. Value is determined by what you get for your money. We offer a variety of price and taste options designed to attract price-sensitive consumers, as well as those who are willing to pay more for premium products.

We are promoting brand and price together. Our EuroSaver program in Ireland combines a selection of value-priced items with an imaginative advertising campaign. This approach keeps McDonald's top-of-mind, while making it easy for customers to bundle their own meals, satisfy the desire for quick snacks and make convenient add-on purchases. We have similar programs in other European markets, including Belgium, Germany, Italy, Spain and the U.K.

        In the U.S., the Dollar Menu is bringing more customers into our restaurants and is working synergistically with new products, extended hours and Happy Meal promotions to produce strong sales results.

MEASURES include improvement in value for money scores and restaurant margins.

[PICTURE]

Promotion—
MARKETING LEADERSHIP, TRUST

Building brand loyalty and bonds of trust

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WE ARE CREATING MESSAGES THAT REINFORCE OUR BRAND AND CONNECT WITH KEY CUSTOMER SEGMENTS—FAMILIES AND YOUNG ADULTS.

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WE ALSO ARE CONTINUING TO FORGE BONDS OF TRUST WITH CUSTOMERS AND THE COMMUNITIES IN WHICH WE DO BUSINESS.

"i'm lovin' it!" We have a new creative brand direction that is designed to connect with customers around the world, especially young adults, moms and kids. It is centered on the theme—"i'm lovin' it"—and will serve as the strategic framework for our worldwide marketing and advertising campaigns.

We are building on our popularity with families. Our Premium Salads, McCafé concept, wholesome Happy Meal offerings and great Happy Meal toys are designed to make McDonald's an easy choice for families. In addition, Ronald McDonald now has a more prominent role in our marketing and goodwill efforts.

We are appealing to young adults with relevant advertising. Our global theme features music performed by leading recording artists. We also are placing ads in media well beyond the prime-time television format.

We are committed to protecting and nurturing our bonds of trust with customers. McDonald's has earned a reputation for serving quality food, for caring for the communities in which we do business, and for being a leader in social responsibility. We pride ourselves on being a good neighbor and continue to stand ready to provide a helping hand to those in need.

MEASURES include increased brand awareness and a return to the all-time high in Happy Meal units per restaurant.

Manage for financial strength

We are leveraging our scale to improve restaurant-level profitability, controlling expenses associated with supporting our restaurants, and allocating our capital more effectively.

Improving restaurant-level profitability

To start, we will continue to leverage fixed costs, such as rent and depreciation, as we build sales at existing restaurants.

        In addition, without compromising our high-quality standards, we are working with our suppliers to identify potential production and sourcing efficiencies worldwide.

        We also are improving the productivity of our restaurant crews by expanding the use of labor-saving equipment and streamlining processes. If each U.S. restaurant employee served one more customer every two hours, we'd conservatively realize an average annual increase in productivity equivalent to $20,000 per restaurant. This equates to a $260 million opportunity for McDonald's U.S. System.

        Many U.S. McDonald's are changing from standard beverage dispensing machines to automated ones that drop and fill the right-size drink cups as sales are keyed into the registers. Some restaurants now use bulk-oil machines that automatically filter and change cooking oil, freeing employees from a time-consuming task. And self-order kiosks, currently in test, enable customers to enter their own orders and then proceed to the front counter to pick them up.

MEASUREMENT: our goal is to increase Brand McDonald's Company-operated restaurant margins by 35 basis points per year, starting in 2005.

Controlling expenses

We are aggressively controlling selling, general and administrative expenses—that is, those costs associated with supporting our restaurants.

MEASUREMENT: our goal is to reduce SG&A as a percent of Systemwide sales by one-tenth of a percent annually.

Allocating capital more effectively

McDonald's has generated cash from operations averaging in excess of $2.8 billion annually during the past five years, and we expect to continue to generate substantial amounts of cash. However, consistent with our strategic shift to emphasize increasing sales at existing restaurants, we have changed how we're allocating our capital.

        We are substantially reducing our capital expenditures compared with the $2.0 billion spent in 2002 and are targeting our investments to maximize returns over the long term.

        McDonald's also has maintained a strong balance sheet and a strong credit rating. In addition, the Company has a long history of returning cash to shareholders in the form of dividends and share repurchases. In fact, the Company has paid dividends since 1976 and has increased the amount every year.

        In April, we announced that in 2003 we intend to decrease debt by $300 million to $700 million in constant currencies, and to return $500 million to $1 billion to shareholders through dividends and share repurchases.

        We are delivering on these commitments. We are on track to substantially reduce capital expenditures in 2003 and to pay down debt at the higher end of our range. We also announced a 70 percent increase in the annual dividend—the highest increase in 25 years. This brings the total dividend payout to about $500 million annually. In addition, we expect to buy back approximately $300 million of stock in 2003.

MEASUREMENT: our goals are to generate a steady improvement in returns over the next several years and to maintain a strong balance sheet. We intend to do the latter by paying down debt, while funding capital expenditures, supporting an increased dividend and repurchasing McDonald's stock.

INVESTOR INFORMATION

Trading symbol
MCD

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Home office
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Website
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        Information contained in this brochure is as of October 29, 2003, unless otherwise noted.

This brochure should be read in conjunction with our consolidated financial statements and the other information included in our annual and quarterly reports, which may be found at www. investor.mcdonalds.com or www.sec.gov.

        Information contained herein is not an offer to sell or an offer to buy any securities.

Forward-looking statements

Certain forward-looking statements are included in this brochure. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of October 29, 2003. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company's competitors; consumer preferences or perceptions concerning the Company's product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

        The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following trademarks used herein are the property of McDonald's Corporation and its affiliates: Golden Arches Logo; Happy Meal; i'm lovin' it; McCafé; McChicken; MCDirect Shares; McDonald's; McGriddles; McNuggets; Ronald McDonald; Salads Plus; www.mcdonalds.com

Printed in the U.S.A. on recycled paper with 10% post-consumer content ©2003 McDonald's Corporation

McD 03-4267